AMENDED AND RESTATED MINERAL PROPERTY ACQUISITION AGREEMENT

THIS AMENDED AND RESTATED MINERAL PROPERTY ACQUISITION AGREEMENT (“Agreement”) is made effective as of the 10th day of February, 2012 (the “Effective Date”) by and between Shining Tree Resources Corp., an Ontario corporation (“Seller”) and Joshua Gold Resources Inc., a Nevada corporation (“Purchaser”). Purchaser and Seller are collectively referred to herein as the “Parties” and individually as a “Party”.

RECITALS:

WHEREAS, Seller is the beneficial owner of an undivided one hundred percent (100%) interest in and to those certain mineral interests described and illustrated in Exhibit “A” attached hereto (the "Property") located at Churchill Township and Asquith Township, Ontario, Canada;

WHEREAS, on February 7, 2012, the Parties entered into that certain Mineral Property Acquisition Agreement (the “Original Acquisition Agreement”) for the purchase and sale of an undivided fifty percent (50%) interest in and to the Property (the “Conveyed Property”);

WHEREAS, the Parties desire to amend and restate the Original Acquisition Agreement pursuant to the terms and conditions of this Agreement; and

WHEREAS, the Parties acknowledge and agree that this Agreement shall embody their full and complete understanding with respect to the subject matter herein contained.

NOW, THEREFORE, for and in consideration of the forgoing recitals, the mutual terms, covenants and conditions contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree that the Original Acquisition Agreement is hereby amended and restated in its entirety as follows:

1.

Defined Terms.  For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective set out below and grammatical variations of such terms shall have corresponding meanings:

(a)

“Agreement”, “this Agreement”, “herein”, “hereby”, “hereof”, “hereunder” and similar expressions shall mean or refer to this Agreement and any and all agreements or instruments supplemental or ancillary hereto and the expression “section” followed by a number of means and refers to the specified section of this Agreement;

(b)

“Closing” has the meaning set out in Section 4 of this Agreement;

(c)

“Closing Date” has the meaning set out in Section 4 of this Agreement;

(d)

“Damages” has the meaning set out in Section 7 of this Agreement;

(e)

“Expenditures” means all direct and indirect expenses of or incidental to Operations conducted by on or behalf of the Purchaser together with any and all costs, fees and expenses that may be paid to obtain feasibility, engineering or other studies or reports on or with respect to the Conveyed Property;

(f)

“Shining Tree Resources Corp. Agreement” has the meaning set out in Subsection 5(c)of this Agreement;

(g)

“NSR” has the meaning set out in Subsection 6(i) of this Agreement;

(h)

“Indemnified Party” has the meaning set out in Section 8 of this Agreement;

(i)

 “Indemnifying Party” has the meaning set out in Section 8 of this Agreement;

(j)

Operations” means any and every kind of work which the Purchaser in its sole and absolute discretion elects to do or to have done or approve to have done to conduct mineral exploration on the Conveyed Property;

(k)

“Parties” shall mean the Purchaser and the Seller and their respective administrators, successors and permitted assigns; and

(l)

“Property” has the meaning set out in Exhibit “A” to this Agreement.

2.

Acquisition of the Property.  Subject to the terms and conditions contained herein, Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller the Conveyed Property free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

3.

Purchase Consideration.  As consideration for the sale of the Conveyed Property, Purchaser shall deliver the following to Seller in the manner set forth below:

(a)

Fifty Thousand Dollars (CDN $50,000.00) according to the following schedule:

(i) Ten Thousand Dollars (CDN $10,000) upon execution of this Agreement;

(ii) Fifteen Thousand Dollars (CDN $15,000) due on March 30, 2012;

(iii) Fifteen Thousand Dollars (CDN $15,000) due on June 30, 2012; and

(iv) Ten Thousand Dollars (CDN $10,000) due on July 30, 2012.

(b)

subject to the approval of the Board of Directors of Joshua Gold Resources Inc., One Million (1,000,000) common shares of the Purchaser on or before March 30, 2012; and

(c)

Complete Two Hundred Thousand Dollars (CDN $200,000.00) of Expenditures on the Conveyed Property on or before February 10, 2014.  Upon completion of payment for the Property in the aggregate amount of Fifty Thousand Dollars (CDN $50,000) of Expenditures on the Conveyed Property, the seller will issue to the Purchaser 1,000,000 common shares of the Seller on or before July 30, 2012.

4.

Closing.  The closing (the “Closing”) of the transactions contemplated hereby shall take place simultaneous with the execution of this Agreement by the Parties (the “Closing Date”).  At, or prior to, Closing, the Parties shall each execute and deliver, or cause to be executed and delivered, effective as of the date hereof, the following agreements and other instruments:

(a)

all necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and consents, including all necessary consents and approvals, and any other documents necessary or reasonably required to effectively transfer the Conveyed Property to the Purchaser (or, at the sole and absolute discretion of the Purchaser, to such other entity or subsidiary as may be determined by the Purchaser) with good and marketable title, free and clear of all mortgages, liens, charges, pledges, claims, security interests or encumbrances whatsoever; and

(b)

all necessary consents and approvals in writing to the completion of the transactions contemplated herein.

5.

Representations and Warranties of Seller.  Seller hereby represents and warrants to Purchaser as follows:

(a)

Seller is a corporation duly organized and validly existing under the laws of the Province of Ontario, Canada and has all requisite power and authority to carry on its businesses, to own, lease, operate and hold its properties and assets, to enter into the Agreement and to carry out the provisions hereof;

(b)

the execution and delivery of this Agreement and the agreements contemplated hereby has been duly authorized by all necessary corporate action on the Seller's part;

(c)

there is no adverse claim or challenge to the ownership of or title to any part of the Property nor to the knowledge of Seller - Shining Tree Resources Corporation or is there any basis therefore;

(d)

the mineral claims comprising the Property have been properly staked and recorded and are in good standing in the mining division in which they were recorded;

(e)

to the best of Seller’s knowledge, any and all previous work conducted on the Property was conducted in accordance with all applicable environmental law, orders and rulings;

(f)

all taxes, assessments, rentals, levies or other payments relating to the Property and required to be made to any federal, provincial or municipal governmental instrumentality have been made;

(h)

all assessment work has been performed, filed and recorded to maintain the Property     in good standing until the respective dates set out in Exhibit “A”;

(i)

the Property (including all ores, concentrates, minerals, metals or products in, on or under the Property or which may be removed or extricated therefrom) and the Seller's 100% interest therein are, free and clear of any and all liens, charges, claims, encumbrances, mortgages, hypothecs, agreements, adverse claims (including, without limitation, any order or judgment relating to the Property or any legal proceedings in process, pending or threatened which might result in any such order or judgment), royalties or other payments in the nature of a rent or royalty, or other interests of whatsoever nature or kind, recorded or unrecorded;

(j)

the Seller has not received from any governmental instrumentality any notice of, or communication relating to, any actual or alleged breach of any environmental laws, regulations, policies or requirements, and there are no outstanding work orders or actions required to be taken relating to environmental matters respecting the Property or any operations carried out thereon;

(k)

none of the execution or delivery hereof or the performance by the Seller of its obligations hereunder will cause default under, or conflict, with any provisions of any agreements to which the Seller is a party;

(l)

to the best of Seller's knowledge, the Property is free and clear of all unprotected open mine shafts, mine openings or workings, open pits, rock stockpiles, mine tailings, or waste materials;

(m)

there have been no material spills, discharges, leaks, emissions, ejections, escapes, dumpings or other releases of any kind of any toxic or hazardous substances in, on or under the Property or the environment surrounding it and there is no presence of polychlorinated biphenyl in, on or under the Property;

(n)

he has not granted any person or corporation access to or the right to enter upon and explore or investigate the mineral potential of the Property nor is it aware of any such exploration or investigation having been conducted thereon;

(o)

the Property is not subject to any outstanding obligations or liabilities whatsoever or any agreement with any third party;

(p)

there are no outstanding or pending actions, suits or claims affecting all or any part of the Property;

(q)

the Seller has and will continue to make available to the Purchaser all information in its possession or control relating to work done on or with respect to the Property which could possibly be considered to be materially significant in indicating whether the Property might or might not have the potential for economic mineralization;

(r)

the surface rights of the Conveyed Property have not been dealt with or encumbered in any fashion by it and it has the right and has unimpeded access to the surface area of the Conveyed Property;

(s)

neither the entering into of this Agreement nor the conveyance to the Purchaser of an ownership interest in the Conveyed Property is or will be in contravention of the Planning Act (Ontario);

(t)

the Seller is not aware of any restriction on the zoning of the Property or any proposed change to such zoning which would hinder or prohibit the intended use by the Purchaser of the Property for exploration and mining activity;

(u)

there is no contract, option or any other right of another binding upon or which at any time in the future may become binding upon the Seller to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber the Property other than pursuant to the provisions of this Agreement; and

(v)

The covenants, representations and warranties of the Seller contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant hereto shall survive the execution of this Agreement.

6.

Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to Seller as follows:

(a)

Purchaser is a corporation duly organized and validly existing under the laws of  the State of Nevada, USA and has all requisite power and authority to carry on its businesses, to own, lease, operate and hold its properties and assets, to enter into the Agreement and to carry out the provisions hereof;

(b)      the execution and delivery of this Agreement and the agreements contemplated hereby has been duly authorized by all necessary corporate action on the Purchaser's part;

(c)

no proceedings are pending for, and the Purchaser is unaware of, any basis for the institution of any proceedings leading to the dissolution or winding up of the Purchaser or the placing of the Purchaser in bankruptcy or subject to any other laws governing the affairs of insolvent companies;

(d)

there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or, to the best of the knowledge, information and belief of the Purchaser, after making due inquiry, threatened against or affecting the Purchaser at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau or agency;

(e)

Purchaser will do all work on the Conveyed Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority, including without limitation, any and all applicable environmental law, orders and rulings;

(f)

neither this Agreement nor any other document, certificate or statement furnished to Seller by or on behalf of the Purchaser in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading; and

(g)

the covenants, representations and warranties of the Purchaser contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant hereto shall survive the execution of this Agreement.

7.

Indemnification.  Each Party (the “Indemnifying Party”) shall, and hereby agrees to, indemnify and hold harmless the other Party (the “Indemnified Party”) at all times from and after the Closing Date against and in respect to any Damages, as hereinafter defined.  "Damages," as used herein, shall include any claims, actions, demands, losses, liabilities (joint or several), penalties, damages, judgments, costs and expenses, including reasonable counsel fees incurred in investigating or in attempting to avoid the same or oppose the imposition thereto, or in enforcing the provisions of this paragraph, resulting to the Indemnified Party from:

(a)

Any inaccurate representation made by the Indemnifying Party in or under this Agreement; and/or

(b)

Breach of default in the performance by the Indemnifying Party of any of the warranties and obligations to be performed by it hereunder.

8.

Damages.  In the event that Purchaser fails to make a payment hereunder or otherwise fails to deliver the consideration in the manner specified in Section 2 hereof, Seller, at its sole option, may terminate this Agreement.  Upon termination of the Agreement hereunder, the Property shall immediately revert back to the Seller and all payments made to the Seller as of the date of termination shall be non-refundable. In the alternative, should Seller choose not to terminate this Agreement, the unpaid balance of the purchase consideration shall accrue interest at a default rate of one  percent (1%) per month.

9.

Relationship of Parties.  The Parties have not created a partnership and nothing shall be construed so as to conclude that Seller and Purchaser are employees or employers of one another, joint venturers, partners or anything other than independent of one another.  No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the parties or as otherwise expressly provided.

10.

Compliance with the Law.   The Parties shall comply with all applicable laws and government regulations applicable to their activities under this Agreement.

11.

Entire Agreement.  This Agreement, including Exhibit hereto, shall constitute the entire Agreement between the Parties with respect to the transactions contemplated hereby and supersedes any and all prior and/or existing agreements or understandings between the Parties concerning or related to matters referred to herein.  No agreement or understanding to modify this Agreement shall be binding upon either Party unless in writing and signed by both Parties.

12.

Waiver.  Except as otherwise specified in this Agreement, the failure of either Party to exercise any of its rights under this Agreement on one occasion shall not be deemed a waiver of such rights or any other right on any other occasions.

13.

Notices.  Any notice required or permitted under this Agreement shall be in writing and shall be deemed to have been sufficiently given or served and effective for all purposes when delivered by a nationally recognized overnight delivery service or three (3) days after deposit with the United States or Canadian Postal Service via certified mail, postage pre-paid, addressed as follows:

If to Seller, then to:

Shining Tree Resources Corporation.

Attn: Scott Keevil

99 Bronte Road, Suite 708

Oakville, Ontario, Canada L6L 3B7

If to Purchaser, then to:

Joshua Gold Resources Inc.

Attn:  Benjamin Ward

99 Bronte Road, Suite 121

Oakville, Ontario, Canada L6L 3B7

with a copy to:

H. Grady Thrasher, IV

Joyce Thrasher Kaiser & Liss, LLC

Five Concourse Parkway, Suite 2600

Atlanta, Georgia, USA 30328

Any Party hereto may change its address of record for receiving notices by giving the other Party notice of such change in the manner set forth above.

14.

Assignment.  This Agreement may not be assigned or transferred by any Party without the prior, written consent of the other Party.

15.

Further Assurances.  Purchaser will, at the request of Seller, from time to time, at its own cost and expense, execute and deliver to Seller such documents, and take or cause to be taken, all such other or further actions, as Seller may request in order to effectuate the intent and all rights contemplated by this Agreement or to vest more fully in or assure to Seller a security interest in the Conveyed Property or to comply with applicable statutes or law. To the extent permitted by law, Purchaser authorizes Seller to file such statements or amendments at any time in any jurisdiction to assure a security interest in the Conveyed Property.

16.

Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

17.

Counterparts.  This Agreement and any amendment hereof may be executed in any number of counterparts and by each Party on a separate counterpart, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  In producing this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the person against whom enforcement is sought.

EXECUTED AND DELIVERED by the Parties under seal, or by their duly authorized agent under seal, as of the Effective Date.

SELLER:

PURCHASER:

Shining Tree Resources Corp.,

Joshua Gold Resources Inc.,

an Ontario corporation.

a Nevada corporation.

By: /s/ Scott Keevil

By: /s/ Benjamin Ward

Name: Scott Keevil

Name: Benjamin Ward

Title: President

Title: President

EXHIBIT “A”

Description of the Property

CLAIM #:	TOWNSHIP	RECORDED HOLDER	DUE DATE
4251801	Churchill	Shining Tree Resources Corp.
4251802	Churchill	Shining Tree Resources Corp.
4251803	Churchill	Shining Tree Resources Corp.
4251805	Asquith	Shining Tree Resources Corp.